                                                                               .
                                                                               .
                                                                               .
                                                                   EXHIBIT 99.01


CONTACTS:
S. Olav Carlsen                                        Kristine Mozes
Transmeta Corporation                                  Mozes Communications LLC
(408) 919-3000                                         (781) 652-8875


    TRANSMETA CORP. REPORTS Q1 FISCAL 2004 REVENUE UP 44 PERCENT SEQUENTIALLY

         BEGAN SAMPLING 90 NANOMETER EFFICEON PROCESSORS IN EARLY APRIL;
                        PLANS LIMITED PRODUCTION MID-YEAR


SANTA CLARA, CALIF. - APRIL 15, 2004 - Transmeta Corporation (NASDAQ: TMTA), the leader in efficient computing, today announced financial results for its first quarter of fiscal 2004 ended March 26, 2004.

Net revenue for the first quarter of fiscal 2004 was $5.2 million, up 44 percent from $3.6 million in the fourth quarter of 2003 and compared with $6.0 million in the first quarter of 2003. GAAP net loss for the first quarter of 2004 was $23.4 million, or a loss of $0.14 per share. This compares with a GAAP net loss of $21.9 million, or a loss of $0.15 per share in the fourth quarter of 2003 and a GAAP net loss of $20.1 million, or a loss of $0.15 per share in the first quarter of 2003.

Excluding the net effects of non-cash charges and credits of $3.8 million, the non-GAAP net loss for the first quarter of 2004 was $19.6 million, or a net loss of $0.11 per share. This compares with a non-GAAP net loss of $18.8 million, which excludes the net effects of non-cash charges and credits of $3.1 million, or a net loss of $0.13 per share in the fourth quarter of 2003, and a non-GAAP net loss of $17.0 million, which excludes net non-cash charges of $3.1 million, or a net loss of $0.12 per share in the first quarter of 2003.

"In the first quarter we grew revenue by 44 percent sequentially, fueled by increasing demand from the thin client space and the continuing ramp of our early Efficeon-based designs," said Dr. Matthew R. Perry, president and CEO of Transmeta. "Sharp recently introduced its next-generation, Efficeon(TM)-based Actius MM20 notebook for the U.S. market and we have Efficeon designs in development that we expect will begin production throughout the year."

"We are making great progress on our 90-nanometer Efficeon processor. In early April, we began sampling these processors and now expect to begin limited production in mid-year, which is earlier than we had previously expected. With our 90-nanometer generation of Efficeon processors, we expect to have a frequency advantage over our competition at the lower power SKUs. We are receiving significant interest in our 90-nanometer Efficeon processors for products intended to ship in the second half of 2004 and in the spring 2005," said Dr. Perry.

"In addition, we are also very excited that NEC Electronics recently became our first LongRun2(TM) licensing partner. NEC Electronics, one of the top 10 semiconductor manufacturers in the industry, licensed our LongRun2 power-management and leakage control technologies for use in its 90, 65 and 45 nanometer generation semiconductor products. In addition, we continue to receive strong interest in LongRun2 licensing opportunities from other industry leaders," said Dr. Perry.

HIGHLIGHTS
o Sharp announced the availability of its Actius MM20, the first Efficeon-powered notebook to be introduced in the United States. The new version of the Actius uses Transmeta's Efficeon TM8600 processor, weighs about two pounds and is just over a half an inch thin.
o NEC Electronics and Transmeta jointly announced a strategic alliance for low power and transistor leakage management whereby NEC Electronics has licensed Transmeta's LongRun2 Technologies for use in its 90, 65 and 45 nanometer generation semiconductor products.
o JMNet, a Japanese computer solution company, launched its new Wake blade server that incorporates Transmeta's new Efficeon processor. The company plans to begin shipping the new blade server in May.
o Vulcan, founded by Paul Allen, previewed its FlipStart at DEMO 2004. The FlipStart weighs about one pound, measures 4.0 inches by 5.8 inches by 1.0 inch, and is powered by a Transmeta Crusoe(R) TM5800 processor.
o Additional highlights include: Densitron Technologies launched its DPX-114 single board computer, Dialogue Technology showed its Flybook ultra-portable notebook at CeBIT in Germany, IBM Japan announced a prototype of its UPC codenamed PC Core System, Kontron introduced its PC104 industrial computer, Teco Electric and Machinery announced its TECO Thin Client TR5670-XPe. All these new products are powered by Transmeta's Crusoe processors.

CURRENT FINANCIAL OUTLOOK FOR SECOND QUARTER 2004
The following outlook statements are based upon current expectations. These statements are forward looking, and actual results could differ materially.

The company currently expects second quarter revenue to be flat to up 25 percent sequentially, depending on the launch schedules of some of our key customers. GAAP net loss per share for the second quarter is expected to be in the range of $0.14 to $0.15 and a non-GAAP net loss per share in the range of $0.12 to $0.13. The expected non-GAAP net loss per share excludes the effect of non-cash amortization and deferred compensation charges, which are expected to be approximately $2.6 million for the second quarter. Operating expenses are expected to be between $20.5 million to $21.5 million. Cash and equivalents at the end of June is expected to be approximately $85.0 million after a regularly scheduled payment of $7.5 million related to the acquisition of certain patents and patent rights in 2001.

CONFERENCE CALL
The company will hold a conference call at 2:00 pm Pacific Time today, April 15, 2004, to discuss the first quarter fiscal 2004 financial results. To participate, please dial (719) 867-0640 at approximately 1:50 pm PT. A live webcast of the conference call will be available via the investor relations page of the company's website at www.transmeta.com. A replay of the call will be available one hour after the completion of the call. To access the recording, please dial (888) 203-1112, passcode 633654. For callers outside the U.S., please dial (719) 457-0820, with the same passcode.

ABOUT TRANSMETA CORPORATION
Founded in 1995, Transmeta Corporation designs, develops and sells highly efficient x86-compatible software-based microprocessors that deliver a compelling balance of low power consumption, high performance, low cost and small size. Our products are valuable for diverse computing platforms demanding energy efficiency, low heat and x86 software compatibility. We also develop advanced power management technologies for controlling leakage and increasing power efficiency in semiconductor and computing devices. To learn more about Transmeta, visit www.transmeta.com.

SAFE HARBOR STATEMENT
This release contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this release, and we will not necessarily provide updates of our projections or other forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from our actual results or future events. Important risk factors that could have material or adverse effects on our results include general economic and political conditions and specific conditions and volatility in the markets that we address, the rescheduling or cancellation of significant customer orders, market acceptance and adoption of our new products by our present and future customers and end users, difficulties in developing or manufacturing new and existing products in a timely and cost effective manner, our dependence on third parties for sourcing materials and providing manufacturing services, intense competition and competitive pressures, patents and other intellectual property rights, and other risk factors. We urge investors to review our filings with the Securities and Exchange Commission, including our most recent reports on Forms 10-K and 10-Q, which describe these and other important risk factors that could have an adverse effect on our results. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

                             TRANSMETA CORPORATION
                             CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)


                                                      Three Months Ended
                                                   -------------------------
                                                     Mar 26,       Mar 28,
                                                      2004          2003
                                                   -----------    ----------
                                                           (unaudited)
Net revenue                                         $   5,202     $   6,017
Cost of revenue                                         5,614         4,452
                                                    ---------     ---------
Gross profit (loss)                                      (412)        1,565

Operating expenses
  Research and development                             12,717        12,479
  Selling, general and administrative                   6,721         6,634
  Amortization of deferred charges
    and intangible assets                               2,404         2,640
  Stock compensation                                    1,350           436
                                                    ---------     ---------
    Total operating expenses                           23,192        22,189
                                                    ---------     ---------
Operating loss                                        (23,604)      (20,624)
  Interest and other, net                                 231           583
                                                    ---------     ---------
Net loss                                            $ (23,373)    $ (20,041)
                                                    =========     =========

Net loss per share--basic and diluted               $   (0.14)    $   (0.15)

Weighted average shares
  outstanding - basic and diluted                     171,869        137,551

                              TRANSMETA CORPORATION
                        NON-GAAP CONDENSED CONSOLIDATED
                            STATEMENTS OF OPERATIONS

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

 The following non-GAAP supplemental information excludes the amortization of deferred charges and intangible assets and non-cash stock compensation awards

                                                      Three Months Ended
                                                   -------------------------
                                                     Mar 26,       Mar 28,
                                                      2004          2003
                                                   -----------    ----------
                                                          (unaudited)
Net revenue                                         $   5,202     $   6,017
Cost of revenue                                         5,614         4,452
                                                    ---------     ---------
Gross profit (loss)                                      (412)        1,565

Operating expenses
  Research and development                             12,717        12,479
  Selling, general and administrative                   6,721         6,634
                                                    ---------     ---------
    Total operating expenses                           19,438        19,113
                                                    ---------     ---------
Operating loss                                        (19,850)      (17,548)
  Interest and other, net                                 231           583
                                                    ---------     ---------
Net loss                                            $ (19,619)    $ (16,965)
                                                    =========     =========

Net loss per share--basic and diluted               $   (0.11)    $   (0.12)

Weighted average shares
  outstanding - basic and diluted                     171,869        137,551

The pro forma amounts have been adjusted to eliminate the following:

Amortization of deferred charges
  and intangible assets                             $   2,404      $   2,640
Stock compensation                                      1,350            436

Net loss in accordance with U.S. GAAP               $ (23,373) $     (20,041)

                              TRANSMETA CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS

                                 (IN THOUSANDS)

                                                           Mar. 26, 2004  Dec. 26, 2003
                                                           -------------  -------------
                                                            (unaudited)
Assets
Current assets
  Cash and short-term investments                            $ 113,033     $ 120,765
  Accounts receivable, net                                       3,145         1,719
  Inventories                                                    7,757         8,796
  Prepaid and other current assets                               4,671         3,671
                                                             ---------     ---------
    Total current assets                                       128,606       134,951
Property and equipment, net                                      5,042         5,305
Other assets                                                    29,826        31,334
                                                             ---------     ---------
    Total assets                                             $ 163,474     $ 171,590
                                                             =========     =========
Liabilities and Stockholders' Equity
Current liabilities
  Accounts payable and other current liabilities             $  12,689     $  12,246
  Current portion of accrued restructuring costs                 1,845         1,916
  Current portion of long-term obligations                      22,162        21,499
                                                             ---------     ---------
    Total current liabilities                                   36,696        35,661
Long-term accrued restructuring costs                            3,818         4,155
Long-term payables                                                 269           356
Stockholders' equity                                           122,691       131,418
                                                             ---------     ---------
    Total liabilities and stockholders' equity               $ 163,474     $ 171,590
                                                             =========     =========